EXHIBIT 10.4
AMENDMENT NO. 1
TO
NOTE

THIS AMENDMENT NO. 1 TO NOTE (this “Amendment”) is hereby executed by China Electric Vehicle Corporation (the “Holder”) and as consented to by ZAP (the “Company” and together with the Holder, the “Parties”) to that certain Senior Secured Convertible Promissory Note Due 2012 (the “Note”) issued to Holder by the Company pursuant to that certain Senior Secured Convertible Note and Warrant Purchase Agreement entered into by the Parties, dated as of January 12, 2011 (the “Purchase Agreement”), effective as of March 31, 2011.  The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, here by agree as follows:

1.	The Note is hereby amended as follows: The first subsection 2(b)(7), including subsections 2(b)(7)(A), 2(b)(7)(B), 2(b)(7)(C), 2(b)(7)(D) and 2(b)(7) (E), of the Note shall be deleted in its entirety.

2.	Except as amended hereby, all other provisions of the Note shall remain in full force and effect.

3.	Notwithstanding the foregoing, nothing in this Amendment shall be interpreted to modify or limit provisions regarding retained liabilities and indemnity or similar matters in the Purchase Amendment.

4.	This Amendment shall be binding upon and inure to the benefit of the Parties hereto, as well as each of their legal representatives, heirs, administrators, executors, successors and assigns.

5.
If any term, condition, or provision of this Amendment is invalid, illegal, or otherwise incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Amendment shall nevertheless remain in full force and effect.

6.
By its acceptance hereof, each of the Parties hereto hereby represents that it has the necessary power and authority or capacity to execute, deliver, and perform the undertakings contained in this Amendment, and that this Amendment constitutes a valid and binding obligation of such Party enforceable against it in Amendment with its terms.

7.
This Amendment may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by fax or email shall be effective as an original.  This Amendment shall be governed by and interpreted in accordance with the provisions regarding rule of law set forth in the Purchase Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Holder has executed this Amendment No. 1 to Note and the Company has consented, effective as of the date first set forth above.

Holder

CHINA ELECTRIC VEHICLE CORPORATION,
a British Virgin Island company

By: CATHAYA CAPITAL, L.P.
Its Sole Stockholder

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By:   /s/ Priscilla Lu

Name: Priscilla Lu

Title: Director

CONSENT:

The Company hereby consents to this Amendment No. 1 to Note.

ZAP,
a California corporation

By:  /s/ Steven Schneider

Name:  Steven Schneider

Title:   Co-Chief Executive Officer